RSE Innovation LLC

46 Howard Street, Suite 215 NEW YORK NY 10013 USA

Your successful purchase in Summer Sports Classics

Sale N11884 11 - 25 June 2025

Account number53360672

Date9 July 2025

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalizing your transaction.

Notice

If the total amount of this invoice is $25,000.00 or less, please refer to our Conditions of Business for Buyers and our Guide for Buyers for details regarding our option to charge or debit your saved payment method. If applicable, details of the scheduled payment will be sent to you by email.

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Invoice for $952,500.00

Your payment is now due. Your invoice gives instructions on how to pay.

Shipping Quote

We will provide you with a quote for the cost of shipping your property within the next ten days. If you would prefer to collect your property or arrange your own shipping, please refer to our Property Collection information at www.sothebys.com/pickup.

Lot image & details

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RSE Innovation LLC

46 Howard Street, Suite 215 NEW YORK NY 10013 USA

Account number53360672

Invoice number93842224

Date9 July 2025

Sotheby's, Inc. Lic. No.

1216058

Sale currency USD

Invoice for Summer Sports Classics

Sale N11884 11 - 25 June 2025

LOT 1 - LeBron James 2016 NBA Finals Cleveland Cavaliers Game Worn Jersey | Game 1 | Championship Clinching Series

Lot locationYork Avenue

Hammer price$750,000.00

Buyer's premium$202,500.00

Payment of $952,500.00 is now due

Sales tax 0% of hammer price, buyer's premium and, if applicable, overhead premium

$0.00

Lot total$952,500.00

Invoice total$952,500.00

Sales tax is based on the shipping location for each item.For assistance, please contact Post Sale Services

E uspostsaleservices@sothebys.com

RSE Innovation LLC

46 Howard Street, Suite 215 NEW YORK NY 10013 USA

Account number53360672

Date9 July 2025

Sale currencyUSD

Lot image & details

LeBron James 2016 NBA Finals Cleveland Cavaliers Game Worn Jersey | Game 1 | Championship Clinching Series

SaleSummer Sports Classics

Sale number & date                                          N11884 - 11 - 25 June 2025

Lot number1

Shipping Dimensions (L x W x H)14.50 x 1.50 x 24.50 IN

Purchase Price (excluding any taxes)     $952,500

Please keep this for your records

This document is for informational purposes only and is not a representation or warranty of authenticity. Images of objects do not represent the true size.